Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132933 on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of Duke Energy Retirement Savings Plan for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
June 27, 2008